UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 28, 2009

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders

On January 28, 2009, Mueller Water Products, Inc., (the “Company”) announced that, at the Annual Meeting of Stockholders held on January 28, 2009, its stockholders had approved the conversion (the “Conversion”) of each outstanding share of its Series B Common Stock into a share of Series A Common Stock. The powers, privileges, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, are identical in all respects except for voting rights. Each holder of Series A Common Stock is entitled to one vote per share and each holder of Series B common stock was generally entitled to eight votes per share. As required in the Company’s Restated Certificate of Incorporation, the transaction was approved by the Company’s Series B common stockholders and Series A common stockholders voting together as a single class. As a result of the Conversion, the Company has outstanding only one class of Common Stock — Series A Common Stock — that is entitled to one vote per share. A Press Release relating to the Conversion is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 28, 2009, following stockholder approval of the Conversion as described in Item 3.03 above, the Company filed a Certificate of Retirement relating to the Series B Common Stock. On January 28, 2009, the Company also filed a Second Restated Certificate of Incorporation with the State of Delaware that eliminates all references to the Series B Common Stock. The Certificate of Retirement and Second Restated Certificate of Incorporation are filed as Exhibits 3.3 and 3.4 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.3	Certificate of Retirement of Mueller Water Products, Inc.

3.4	Second Restated Certificate of Incorporation of Mueller Water Products, Inc.

99.1	Press Release dated January 28, 2009 - Mueller Water Products Combines Stock into Single Class and Announces Quarterly Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2009	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Robert Barker
Robert Barker
Executive Vice President and General Counsel

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